Exhibit 99.1

The First Bancorp Reports Record Quarterly Results

DAMARISCOTTA, ME, April 19, 2017 – The First Bancorp (Nasdaq: FNLC), parent company of First National Bank, today announced operating results for the three months ended March 31, 2017. Net income was $4.6 million, up $134,000 or 3.0% from the first three months of 2016 and earnings per common share on a fully diluted basis of $0.43 were up $0.01 or 2.4% from the same period in 2016.
“This was the best quarter in the Company’s history,” Tony C. McKim, the Company’s President and Chief Executive Officer observed. “The spread business - what we earn on loans and investments less what we pay for funding - remains our core business, and increased net interest income resulting from strong growth in earning assets continues to drive our performance. In addition, we achieved these record quarterly earnings without relying on securities gains compared to $536,000 of gains in the first quarter of 2016. We maintained the dividend at 23 cents per share in the first quarter and we continue to pay out more than half of our net income to our shareholders in the form of cash dividends.
“We have seen very strong growth on both sides of the balance sheet in the first quarter and over the past year,” noted President McKim. “Earning assets grew $49.2 million in the first three months of 2017 and are $182.7 million higher than a year ago. Total loans have increased $18.2 million or 1.7% year-to-date, and, year-over-year, are up $84.8 million or 8.4%. The investment portfolio is up $27.6 million or 5.1% year-to-date, and year-over-year, the portfolio is up $99.6 million or 21.3%. On the funding side of the balance sheet, low-cost deposits are up $36.4 million or 5.7% since year end and $115.1 million or 20.5% year-over-year. At the same time, First Advisors’ growth in assets under management resulted in investment management income being up 12.1% for the first three months of 2017 compared to the same period last year.
“Net interest income on a tax-equivalent basis for the first three months of 2017 was up $945,000 or 8.2% from the same period in 2016,” President McKim continued, “with all of the increase attributable to growth in earning assets, which fully offset our net interest margin slipping to 3.05% in 2017 versus 3.13% in 2016. Non-interest income for the first three months of 2017 was down

$121,000 or 4.1% from the first three months of 2016 due to the lack of gains from sale of securities. This drop was partly offset, however, by a $203,000 or 157.4% increase in mortgage origination income. Non-interest expense for the first three months of 2017 was $498,000 or 6.9% above the same period in 2016, primarily due to higher employee costs and increased FDIC Insurance premiums.
“Our credit quality remains strong,” President McKim noted. “Non-performing assets stood at 0.52% of total assets as of March 31, 2017 - slightly below the 0.53% level of non-performing assets a year ago and up slightly from 0.48% at year end. Past-due loans were 0.96% of total loans at March 31, 2017, down from 1.18% at December 31, 2016 and up from 0.82% a year ago. We provisioned $500,000 for loan losses in the first three months of 2017, up $125,000 from the amount we provisioned in the first three months of 2016. The allowance for loan losses stood at 0.95% of total loans as of March 31, 2017, even with our level at December 31, 2016 and down from 1.02% of total loans at March 31, 2016.”
“The combination of asset growth and strong earnings can be seen in our operating ratios,” observed F. Stephen Ward, the Company’s Chief Financial Officer. “Our return on average assets was 1.07% and our return on average tangible common equity was 12.92% for the first three months of 2017 compared to 1.15% and 12.80%, respectively, for the first three months of 2016. We continue to outperform the Bank’s UPBR peer group, which had a return on average assets of 1.00% and a return on average tangible common equity of 9.55% as of December 31, 2016. Our ratios placed us in the 71st and 82nd percentiles, respectively, compared to peer. Our efficiency ratio stood at 50.17% for the first three months of 2017 compared to 51.45% for the first three months of 2016 and remains well below the Bank’s UBPR peer group average which stood at 63.70% as of December 31, 2016.
“The First Bancorp’s stock closed at $27.25 price per share on March 31, 2017,” Mr. Ward noted. up from $19.51 a year ago and down from our year-end close at $33.10 per share. With dividends reinvested, our 12-month total return was 45.79%. We outperformed the broad market during this period, as measured by the S&P 500 which had a total return with dividends reinvested of 17.16%, as well the Russell 2000, in which we are included, which had a total return of 26.19%. We also outperformed the banking industry, with total returns year to date of 40.76% for the KBW Regional Bank Index and 42.87% for the Nasdaq Bank Index.”
“The Board of Directors maintained the quarterly dividend at 23 cents per share in the first quarter of 2017,” President McKim commented. “Based on the March 31, 2017 closing price of $27.25 per share, our annualized dividend yield is a respectful 3.38%. In managing our capital, we continue to balance the dividend payout level with retaining sufficient earnings to remain well capitalized and support future asset growth while remaining mindful that the dividend continues to be one of the major reasons people invest in our stock.
“We are off to an excellent start in 2017,” President McKim concluded. “Continued healthy growth on both sides of the balance sheet led to increased net interest income and we produced this record quarter without reliance on securities gains. We have a tremendous team of people at First National Bank and it is their dedication, hard work and customer focus which ultimately generates these record results and contributes to our ongoing success.”

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars, except per share data	March 31, 2017	December 31, 2016	March 31, 2016
Assets
Cash and due from banks	$17,600	$17,366	$14,533
Interest-bearing deposits in other banks	3,272	293	6,372
Securities available for sale	312,624	300,416	216,725
Securities to be held to maturity	240,829	226,828	236,611
Restricted equity securities, at cost	13,363	11,930	13,875
Loans held for sale	979	782	224
Loans	1,089,735	1,071,526	1,004,942
Less allowance for loan losses	10,367	10,138	10,219
Net loans	1,079,368	1,061,388	994,723
Accrued interest receivable	6,854	5,532	6,271
Premises and equipment	21,760	22,202	21,392
Other real estate owned	525	375	1,592
Goodwill	29,805	29,805	29,805
Other assets	36,849	35,958	32,558
Total assets	$1,763,828	$1,712,875	$1,574,681
Liabilities
Demand deposits	$181,188	$140,482	$116,756
NOW deposits	273,050	282,971	240,112
Money market deposits	142,220	125,544	74,643
Savings deposits	222,976	217,340	205,218
Certificates of deposit	246,792	195,115	197,006
Certificates $100,000 to $250,000	236,971	240,904	226,644
Certificates $250,000 and over	43,286	40,601	49,062
Total deposits	1,346,483	1,242,957	1,109,441
Borrowed funds	226,467	278,901	276,531
Other liabilities	15,968	18,496	17,164
Total Liabilities	1,588,918	1,540,354	1,403,136
Shareholders' equity
Common stock	108	108	108
Additional paid-in capital	61,047	60,723	60,064
Retained earnings	113,698	111,693	108,677
Net unrealized loss on securities available-for-sale	(934)	(935)	2,975
Net unrealized loss on transferred securities	(133)	(129)	(123)
Net unrealized gain on cash flow hedging derivative instruments	1,226	1,163	—
Net unrealized loss on postretirement benefit costs	(102)	(102)	(156)
Total shareholders' equity	174,910	172,521	171,545
Total liabilities & shareholders' equity	$1,763,828	$1,712,875	$1,574,681
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,814,132	10,793,946	10,775,307
Book value per common share	$16.17	$15.98	$15.92
Tangible book value per common share	$13.40	$13.20	$13.13

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the three months ended March 31,
In thousands of dollars, except per share data	2017	2016
Interest income
Interest and fees on loans	$10,652	$9,734
Interest on deposits with other banks	15	3
Interest and dividends on investments	3,824	3,539
Total interest income	14,491	13,276
Interest expense
Interest on deposits	1,994	1,353
Interest on borrowed funds	1,021	1,194
Total interest expense	3,015	2,547
Net interest income	11,476	10,729
Provision for loan losses	500	375
Net interest income after provision for loan losses	10,976	10,354
Non-interest income
Investment management and fiduciary income	631	563
Service charges on deposit accounts	502	574
Net securities gains	3	536
Mortgage origination and servicing income	332	129
Other operating income	1,375	1,162
Total non-interest income	2,843	2,964
Non-interest expense
Salaries and employee benefits	3,970	3,598
Occupancy expense	624	578
Furniture and equipment expense	870	796
FDIC insurance premiums	240	214
Amortization of identified intangibles	11	11
Other operating expense	1,983	2,003
Total non-interest expense	7,698	7,200
Income before income taxes	6,121	6,118
Applicable income taxes	1,484	1,615
Net Income	$4,637	$4,503
Basic earnings per share	$0.43	$0.42
Diluted earnings per share	$0.43	$0.42

The First Bancorp
Selected Financial Data (Unaudited)

	As of and for the three months ended March 31,
Dollars in thousands, except for per share amounts	2017	2016

Summary of Operations
Interest Income	$14,491	$13,276
Interest Expense	3,015	2,547
Net Interest Income	11,476	10,729
Provision for Loan Losses	500	375
Non-Interest Income	2,843	2,964
Non-Interest Expense	7,698	7,200
Net Income	4,637	4,503
Per Common Share Data
Basic Earnings per Share	$0.43	$0.42
Diluted Earnings per Share	0.43	0.42
Cash Dividends Declared	0.230	0.220
Book Value per Common Share	16.17	15.92
Tangible Book Value per Common Share	13.40	13.13
Market Value	27.25	19.51
Financial Ratios
Return on Average Equity (a)	10.71%	10.56%
Return on Average Tangible Common Equity (a)	12.92%	12.80%
Return on Average Assets (a)	1.07%	1.15%
Average Equity to Average Assets	10.03%	10.92%
Average Tangible Equity to Average Assets	8.31%	9.00%
Net Interest Margin Tax-Equivalent (a)	3.05%	3.13%
Dividend Payout Ratio	53.49%	52.38%
Allowance for Loan Losses/Total Loans	0.95%	1.02%
Non-Performing Loans to Total Loans	0.78%	0.67%
Non-Performing Assets to Total Assets	0.52%	0.53%
Efficiency Ratio	50.17%	51.45%
At Period End
Total Assets	$1,763,828	$1,574,681
Total Loans	1,089,735	1,004,942
Total Investment Securities	566,816	467,211
Total Deposits	1,346,483	1,109,441
Total Shareholders' Equity	174,910	171,545
(a) Annualized using a 365-day basis for 2017 and a 366-day basis for 2016.

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total which, as adjusted, increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2017 and 2016.

	For the three months ended
In thousands of dollars	March 31, 2017	March 31, 2016
Net interest income as presented	$11,476	$10,729
Effect of tax-exempt income	946	748
Net interest income, tax equivalent	$12,422	$11,477
The Company presents its efficiency ratio using non-GAAP information which is most commonly used by financial institutions. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	March 31, 2017	March 31, 2016
Non-interest expense, as presented	$7,698	$7,200
Net interest income, as presented	11,476	10,729
Effect of tax-exempt income	946	748
Non-interest income, as presented	2,843	2,964
Effect of non-interest tax-exempt income	83	89
Net securities gains	(3)	(536)
Adjusted net interest income plus non-interest income	$15,345	$13,994
Non-GAAP efficiency ratio	50.17%	51.45%
GAAP efficiency ratio	53.76%	52.58%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	March 31, 2017	March 31, 2016
Average shareholders' equity as presented	$175,597	$171,554
Less intangible assets	(30,060)	(30,103)
Tangible average shareholders' equity	$145,537	$141,451

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.